UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 24, 2017 (April 21, 2017)

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FRED’S, INC.
 (Exact Name of Registrant as Specified in Charter)
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Commission File Number 001-14565
Tennessee		62-0634010
(State or other Jurisdiction of Incorporation)		(IRS Employer Identification No.)

4300 New Getwell Road, Memphis, Tennessee 38118
(Address of principal executive offices)

(901) 365-8880
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On April 21, 2017, Fred’s, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Alden Global Capital LLC, Strategic Investment Opportunities LLC, and Heath B. Freeman (collectively, “Alden”).
Among other things, the Cooperation Agreement provides that:
•
the Board of Directors of the Company (the “Board”) will increase the size of the Board to 13 members and  appoint Steven B. Rossi and Timothy A. Barton (the “Alden Designees”) to the Board with immediate effect;

•
upon the conclusion of the 2017 annual meeting of stockholders, the size of the Board will be reduced to 9 members (as previously announced, each of Mr. John R. Eisenman, Mr. Michael J. Hayes, Mr. Jerry A. Shore and Mr. Steven R. Fitzpatrick will not stand for re-election at the Company’s 2017 annual meeting of stockholders);

•	the Board will have the right to increase the size of the Board to 11 members to accommodate one additional director approved by the Board and one additional director designated by Alden;
•	Alden has the right to designate replacement candidates for the Alden Designees subject to certain terms and conditions;
•
one Alden Designee will resign from the Board if Alden’s ownership falls below 10% of the Company’s issued and outstanding shares, and the other Alden Designee will resign from the Board if Alden’s ownership falls below 5% of the Company’s issued and outstanding shares;

•
the Board agrees to combine the Nominating Committee and Governance Committees into a new Nominating and Governance Committee, and each of the Company’s Nominating and Governance Committee and Compensation Committee will have four members, including both Alden Designees, with an Alden Designee chairing the Compensation Committee;

•
Alden will vote all shares of the Company owned by Alden in accordance with the Board’s recommendations with respect to each election of directors, the ratification of the appointment of the Company’s independent registered public accounting firm, the Company’s “say-on-pay” proposal, and any other proposal to be submitted to the stockholders of the Company, with certain exceptions relating to business combination transactions and certain equity issuances by the Company;

•
Alden agrees to customary standstill provisions with regards to share purchases, proxy contests and other related matters during the term of the Cooperation Agreement, with certain exceptions permitting Alden to buy back shares to restore its ownership percentage if and to the extent the Company issues equity of more than 4.5% of the Company’s issued and outstanding shares;

•	each party agrees not to disparage the other party;
•	each party agrees not to sue the other party, subject to certain exceptions;
•
Alden is permitted to participate pro rata in any equity issuances by the Company, subject to certain exceptions for equity issuance relating to compensation of up to 4.5% of the issued and outstanding shares of the Company, certain business combination transactions, and stock splits, stock dividends, reclassifications or recapitalizations of the Company, and the Company agrees that it will not issue  equity with special voting or super majority voting power;

•	the Company agrees to grant Alden customary and reasonable registration rights pursuant to a registration rights agreement to be entered into promptly following the date of the Cooperation Agreement;

•	Alden grants the Company a right of first refusal for block sales of shares of the Company’s common stock of 5% or more;
•	Alden agrees to cooperate with the Company in good faith in connection with the Federal Trade Commission’s review of the divestiture of certain assets of Rite Aid Corporation to the Company;
•	Alden will enter into a confidentiality agreement with the Company;
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either the Company or Alden may terminate the Cooperation Agreement after February 1, 2019, except that either party may terminate earlier if the Asset Purchase Agreement among the Company and its affiliates, Rite Aid Corporation and Walgreens Boots Alliance, Inc. (or any material agreement that supersedes such agreement) is terminated; and

•	the Company will reimburse Alden in an amount not to exceed $600,000 for expenses incurred by Alden in connection with the execution and effectuation of the Cooperation Agreement.
The above summary is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Director Appointments
Appointment of Steven B. Rossi
Pursuant to the  Cooperation Agreement, Steven B. Rossi was appointed to the Board on April 21, 2017.  Mr. Rossi is the Chief Executive Officer of Digital First Media.  He previously served as Digital First Media’s Chief Operating Officer.  Prior to joining Digital First Media, Mr. Rossi held several successive management positions over 19 years with Knight Ridder Inc., including Chief Financial Officer, Senior Vice President of Operations and President of the Newspaper Division.  Mr. Rossi holds an MBA degree from The Wharton School of the University of Pennsylvania and a B.A. in Economics from Ursinus College.
The Board determined that Mr. Rossi does not have any relationship with the Company or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of The NASDAQ Stock Market LLC and the U.S. Securities and Exchange Commission.  Mr. Rossi has been appointed to each of the Nominating and Governance Committee and the Compensation Committee of the Board, and Mr. Rossi will serve as Chairman of the Compensation Committee.  Mr. Rossi will receive compensation for serving on the Board pursuant to the Company’s non-employee director compensation guidelines.

Except as described above in connection with the Cooperation Agreement, Mr. Rossi was not appointed as a director pursuant to any arrangement or understanding with any person, or is a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.
Appointment of Timothy A. Barton
Pursuant to the  Cooperation Agreement, Timothy A. Barton was appointed to the Board on April 21, 2017.  Mr. Barton founded Freightquote in 1998, and served as Chairman and CEO until the company’s sale to C.H. Robinson Worldwide in 2015. Prior to founding Freightquote, Mr. Barton was the Co-Founder and President of UWI Association Programs, which grew into Network Long Distance before being acquired by IXC Communications/Broadwing in 1998.  Mr. Barton earned his B.A. in Business from the University of Kanas and an M.A. in Finance from Louisiana State University.
The Board determined that Mr. Barton does not have any relationship with the Company or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of The NASDAQ Stock Market LLC and the U.S. Securities and Exchange Commission.  Mr. Barton has been appointed to each of the Nominating and Governance Committee and the Compensation Committee of the Board.  Mr. Barton will receive compensation for serving on the Board pursuant to the Company’s non-employee director compensation guidelines.

Except as described above in connection with the Cooperation Agreement, Mr. Barton was not appointed as a director pursuant to any arrangement or understanding with any person, or is a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.
ITEM 7.01.  REGULATION FD DISCLOSURE.
On April 24, 2017, the Company issued a press release regarding the Cooperation Agreement described above. The full text of this press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission, the information furnished pursuant to Item 7.01 of this report is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
 (d) Exhibits.
Exhibit No.	Description
10.1	Cooperation Agreement dated April 21, 2017
99.1	Press Release of Fred’s, Inc. dated April 24, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED’S INC.

Date: April 24, 2017	By:	/s/ Rick J. Hans
	Name:	Rick J. Hans
	Title:	Executive Vice President, Chief Financial Officer and Secretary